Exhibit 99.2 Third Quarter 2023 Earnings Results Presentation October 17, 2023

Results Snapshot Net Revenues Net Earnings EPS 3Q23 $11.82 billion 3Q23 $2.06 billion 3Q23 $5.47 3Q23 YTD $34.94 billion 3Q23 YTD $6.51 billion 3Q23 YTD $17.39 1 1 Annualized ROE Annualized ROTE Book Value Per Share 3Q23 7.1% 3Q23 7.7% 3Q23 $313.83 3Q23 YTD 7.6% 3Q23 YTD 8.2% YTD Growth 3.4% 5 Highlights Selected Items $ in millions, except per share amounts 2 3Q23 #1 in M&A, equity & equity-related offerings and common stock offerings Pre-tax earnings: 6 $ (728) AWM historical principal investments Strong performances in FICC and Equities; GreenSky (203) Record FICC financing net revenues (37) Marcus loans portfolio (25) Personal Financial Management Record Management and other fees of $2.41 billion; (993) Total impact to pre-tax earnings $ 3,4 AUS of $2.68 trillion $ (828) Impact to net earnings Impact to EPS $ (2.41) Announced agreements to sell GreenSky (3.1)pp Impact to annualized ROE and Personal Financial Management 1

# Financial Overview

Goldman Sachs

## Financial Results

| $ in millions, except per share amounts | | 3Q23 | vs. 2Q23 | vs. 3Q22 | | 3Q23 YTD | vs. 3Q22 YTD |
|---|---|---|---|---|---|---|---|
| Global Banking & Markets | $ | 8,009 | 11% | 6% | $ | 23,642 | (9)% |
| Asset & Wealth Management | | 3,230 | 6% | (20)% | | 9,493 | (3)% |
| Platform Solutions | | 578 | (12)% | 53% | | 1,801 | 82% |
| **Net revenues** | | 11,817 | 8% | (1)% | | 34,936 | (5)% |
| Provision for credit losses | | 7 | (99)% | (99)% | | 451 | (74)% |
| Operating expenses | | 9,054 | 6% | 18% | | 26,000 | 13% |
| **Pre-tax earnings** | $ | 2,756 | 59% | (27)% | $ | 8,485 | (29)% |
| Net earnings | $ | 2,058 | 69% | (33)% | $ | 6,508 | (34)% |
| **Net earnings to common** | $ | 1,882 | 76% | (36)% | $ | 6,040 | (37)% |
| **Diluted EPS** | $ | 5.47 | 78% | (34)% | $ | 17.39 | (35)% |
| **ROE[1]** | | 7.1% | 3.1pp | (3.9)pp | | 7.6% | (4.6)pp |
| **ROTE[1]** | | 7.7% | 3.3pp | (4.3)pp | | 8.2% | (4.9)pp |
| **Efficiency Ratio[3]** | | 76.6% | (1.8)pp | 12.3pp | | 74.4% | 11.7pp |

## Financial Overview Highlights

- 3Q23 results included EPS of $5.47 and ROE of 7.1%
  - 3Q23 net revenues were essentially unchanged YoY reflecting significantly lower net revenues in Asset & Wealth Management, offset by higher net revenues in Global Banking & Markets and Platform Solutions
  - 3Q23 provision for credit losses was $7 million
    - Reflecting net provisions related to both the credit card portfolio (primarily driven by net charge-offs) and wholesale loans (driven by impairments, partially offset by a reserve reduction based on increased stability in the macroeconomic environment)
    - Offset by a net release related to the GreenSky loan portfolio (including a reserve reduction of $637 million related to the transfer of the portfolio to held for sale)
  - 3Q23 operating expenses were higher YoY primarily driven by higher compensation and benefits expenses, a write-down of intangibles of $506 million related to GreenSky and impairments of $358 million related to consolidated real estate investments

## Net Revenues by Segment ($ in millions)



$11,817
$10,895
$11,975
$8,009
$7,189
$7,564
$3,230
$3,047
$4,033
$578
$659
$378
3Q23
2Q23
3Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

# Global Banking & Markets

## Financial Results

| $ in millions | 3Q23 | vs. 2Q23 | vs. 3Q22 | 3Q23 YTD | vs. 3Q22 YTD |
|---|---|---|---|---|---|
| Investment banking fees | $ 1,554 | 9% | 1% | $ 4,564 | (17)% |
| FICC | 3,384 | 25% | (6)% | 10,026 | (16)% |
| Equities | 2,961 | – | 8% | 8,942 | – |
| Other | 110 | 36% | N.M. | 110 | N.M. |
| Net revenues | 8,009 | 11% | 6% | 23,642 | (9)% |
| Provision for credit losses | 29 | (48)% | (54)% | 214 | (54)% |
| Operating expenses | 4,791 | 12% | 13% | 13,702 | 1% |
| Pre-tax earnings | $ 3,189 | 12% | (3)% | $ 9,726 | (18)% |
| Net earnings | $ 2,383 | 14% | (11)% | $ 7,460 | (24)% |
| Net earnings to common | $ 2,250 | 14% | (13)% | $ 7,108 | (26)% |
| Average common equity | $ 72,517 | 2% | 1% | $ 70,968 | 1% |
| Return on average common equity | 12.4% | 1.3pp | (2.0)pp | 13.4% | (4.9)pp |

## Global Banking & Markets Highlights

- 3Q23 net revenues were higher YoY
  - Investment banking fees reflected higher net revenues in Debt underwriting and Equity underwriting, offset by lower net revenues in Advisory
  - FICC reflected lower net revenues in intermediation
  - Equities reflected higher net revenues in financing and intermediation
- Investment banking fees backlog[3] decreased vs. 2Q23, primarily in Advisory
- 3Q23 select data[4]:
  - Total assets of $1.32 trillion
  - Loan balance of $109 billion
  - Net interest income of $171 million

## Global Banking & Markets Net Revenues ($ in millions)



$8,009
$1,554
$3,384
$2,961
$110
$7,189
$1,431
$2,711
$2,966
$81
$7,564
$1,544
$3,617
$2,732
$(329)
3Q23
2Q23
3Q22
Investment banking fees
FICC
Equities
Other

3

# Global Banking & Markets – Net Revenues

Goldman Sachs

## Net Revenues

| $ in millions | 3Q23 | vs. 2Q23 | vs. 3Q22 | 3Q23 YTD | vs. 3Q22 YTD |
|---|---|---|---|---|---|
| Advisory | $ 831 | 29% | (15)% | $ 2,294 | (30)% |
| Equity underwriting | 308 | (9)% | 26% | 901 | 35% |
| Debt underwriting | 415 | (7)% | 27% | 1,369 | (10)% |
| Investment banking fees | 1,554 | 9% | 1% | 4,564 | (17)% |
| FICC intermediation | 2,654 | 27% | (8)% | 8,023 | (19)% |
| FICC financing | 730 | 17% | 1% | 2,003 | (3)% |
| FICC | 3,384 | 25% | (6)% | 10,026 | (16)% |
| Equities intermediation | 1,713 | 12% | 7% | 4,987 | (10)% |
| Equities financing | 1,248 | (13)% | 11% | 3,955 | 18% |
| Equities | 2,961 | – | 8% | 8,942 | – |
| Other | 110 | 36% | N.M. | 110 | N.M. |
| Net revenues | $ 8,009 | 11% | 6% | $ 23,642 | (9)% |

## Global Banking & Markets Net Revenues Highlights

- 3Q23 Investment banking fees were essentially unchanged YoY
  - Advisory reflected a decline in completed mergers and acquisitions transactions
  - Debt underwriting primarily reflected an increase in leveraged finance activity
  - Equity underwriting primarily reflected higher net revenues from initial public offerings
- 3Q23 FICC net revenues were lower YoY
  - FICC intermediation reflected significantly lower net revenues in currencies and commodities and lower net revenues in credit products, partially offset by significantly higher net revenues in interest rate products and mortgages
  - FICC financing net revenues increased slightly and were a record
- 3Q23 Equities net revenues were higher YoY
  - Equities intermediation primarily reflected higher net revenues in derivatives
  - Equities financing reflected significantly higher net revenues in prime financing, partially offset by significantly lower net revenues from portfolio financing
- 3Q23 Other net revenues YoY primarily reflected significantly lower net losses on hedges and the absence of net mark-downs on acquisition financing activities included in 3Q22

4

# Asset & Wealth Management

## Financial Results

| $ in millions | 3Q23 | vs. 2Q23 | vs. 3Q22 | 3Q23 YTD | vs. 3Q22 YTD |
|---|---|---|---|---|---|
| Management and other fees | $ 2,405 | 2% | 7% | $ 7,041 | 8% |
| Incentive fees | 24 | (4)% | (57)% | 102 | (68)% |
| Private banking and lending | 687 | (21)% | 2% | 1,915 | 12% |
| Equity investments | (212) | N.M. | N.M. | (496) | N.M. |
| Debt investments | 326 | 65% | – | 931 | – |
| Net revenues | 3,230 | 6% | (20)% | 9,493 | (3)% |
| Provision for credit losses | 51 | 240% | N.M. | (499) | N.M. |
| Operating expenses | 3,005 | (8)% | 2% | 9,448 | 15% |
| Pre-tax earnings / (loss) | $ 174 | N.M. | (84)% | $ 544 | (58)% |
| Net earnings / (loss) | $ 129 | N.M. | (86)% | $ 417 | (61)% |
| Net earnings / (loss) to common | $ 93 | N.M. | (89)% | $ 318 | (68)% |
| Average common equity | $ 28,601 | (8)% | (9)% | $ 30,806 | (1)% |
| Return on average common equity | 1.3% | 4.4pp | (9.9)pp | 1.4% | (2.8)pp |

## Asset & Wealth Management Highlights

- 3Q23 net revenues were significantly lower YoY
  - Record Management and other fees primarily reflected the impact of higher average AUS
  - Private banking and lending net revenues were slightly higher as the impact of higher deposit balances and spreads was largely offset by the impact of the sale of substantially all of the Marcus loans portfolio earlier in the year
  - Equity investments reflected net losses from investments in private equities, due to net losses from real estate investments and significantly lower net gains from company-specific events, and net losses from investments in public equities, both compared with net gains in 3Q22
    - Private: 3Q23 ~$(170) million, compared to 3Q22 ~$505 million
    - Public: 3Q23 ~$(40) million, compared to 3Q22 ~$220 million
- 3Q23 operating expenses included impairments of $358 million related to consolidated real estate investments
- The impact to 3Q23 YTD pre-tax margin of 6% from the results of Marcus loans and historical principal investments[6] was a reduction of 18pp
- 3Q23 select data[4]:
  - Total assets of $191 billion
  - Loan balance of $47 billion, of which $33 billion related to Private banking and lending
  - Net interest income of $686 million

## Asset & Wealth Management Net Revenues ($ in millions)



$3,230
$2,405
$24
$687
$326
$(212)
3Q23
$3,047
$2,354
$25
$874
$197
$(403)
2Q23
$4,033
$2,255
$56
$675
$721
$326
3Q22
Management and other fees
Incentive fees
Private banking and lending
Equity investments
Debt investments

5

Asset & Wealth Management – Assets Under Supervision 3,4 3,4 AUS Rollforward AUS Highlights n During the quarter, AUS decreased $34 billion to $2.68 trillion $ in billions 3Q23 2Q23 3Q22 — Long-term net inflows of $7 billion, primarily in fixed income assets Beginning balance $ 2,714 $ 2,672 $ 2,495 — Liquidity products net inflows of $11 billion 7 8 9 Long-term AUS net inflows / (outflows) — Net market depreciation of $52 billion, primarily in fixed income and equity assets Liquidity products 11 4 18 Total AUS net inflows / (outflows) 18 12 27 Acquisitions / (dispositions) – – 4 3,4 3Q23 AUS Mix Net market appreciation / (depreciation) (52) 30 (99) $ 2,680 $ 2,714 $ 2,427 10% Ending balance 29% 37% 38% 23% Asset Client 3,4 Class Channel AUS by Asset Class $ in billions 3Q23 2Q23 3Q22 34% 29% $ 267 $ 267 $ 256 Alternative investments Equity 607 627 516 7% 14% Fixed income 1,031 1,056 955 Long-term AUS 1,905 1,950 1,727 21% Liquidity products 775 764 700 Region 53% Vehicle 33% $ 2,680 $ 2,714 $ 2,427 Total AUS 72% 6

# Asset & Wealth Management – Alternative Investments

## Alternative Investments AUS and Effective Fees[4]

| $ in billions | 3Q23 Average AUS | 3Q23 Effective Fees (bps) |
|---|---|---|
| Corporate equity | $ 98 | 80 |
| Credit | 46 | 78 |
| Real estate | 20 | 69 |
| Hedge funds and other | 64 | 61 |
| Funds and discretionary accounts | 228 | 73 |
| Advisory accounts | 39 | 16 |
| Total alternative investments AUS | $ 267 | 65 |

## Alternative Investments Highlights[4]

- 3Q23 Management and other fees from alternative investments were $542 million, up 12% compared with 3Q22
- Alternative investments AUS ended the quarter at $267 billion, unchanged QoQ
- 3Q23 gross third-party alternatives fundraising across strategies was $15 billion, including:
  - $4 billion in corporate equity, $6 billion in credit, $1 billion in real estate and $4 billion in hedge funds and other
  - $219 billion raised since the end of 2019
- During the quarter, on-balance sheet alternative investments declined by $3.9 billion to $49.3 billion
  - Historical principal investments[6] declined by $3.2 billion to $20.6 billion and included $4.1 billion of loans, $4.2 billion of debt securities, $4.5 billion of equity securities and $7.8 billion of CIE investments and other

## On-Balance Sheet Alternative Investments[4]

| $ in billions | 3Q23 | 2Q23 |
|---|---|---|
| Loans | $ 14.0 | $ 16.1 |
| Debt securities | 11.5 | 12.1 |
| Equity securities | 13.5 | 13.5 |
| CIE investments and other[7] | 10.3 | 11.5 |
| Total On-B/S alternative investments | $ 49.3 | $ 53.2 |
| | | |
| Client co-invest | $ 22.1 | $ 22.8 |
| Firmwide initiatives / CRA investments | 6.6 | 6.6 |
| Historical principal investments[6] | 20.6 | 23.8 |
| Total On-B/S alternative investments | $ 49.3 | $ 53.2 |

## Historical Principal Investments Rollforward[4,6] ($ in billions)



$29.7
$(2.5)
$1.5
$(8.1)
$20.6
YE22
Net mark-ups / (mark-downs)
Additions
Dispositions / Paydowns[8]
3Q23

7

# Platform Solutions

## Financial Results

| $ in millions | 3Q23 | vs. 2Q23 | vs. 3Q22 | 3Q23 YTD | vs. 3Q22 YTD |
|---|---|---|---|---|---|
| Consumer platforms | $ 501 | (13)% | 73% | $ 1,568 | 111% |
| Transaction banking and other | 77 | (6)% | (13)% | 233 | (5)% |
| Net revenues | 578 | (12)% | 53% | 1,801 | 82% |
| Provision for credit losses | (73) | N.M. | N.M. | 736 | (22)% |
| Operating expenses | 1,258 | 27% | 140% | 2,850 | 127% |
| Pre-tax earnings / (loss) | $ (607) | N.M. | N.M. | $ (1,785) | N.M. |
| Net earnings / (loss) | $ (454) | N.M. | N.M. | $ (1,369) | N.M. |
| Net earnings / (loss) to common | $ (461) | N.M. | N.M. | $ (1,386) | N.M. |
| Average common equity | $ 4,227 | 5% | 7% | $ 4,060 | 17% |
| Return on average common equity | (43.6)% | 23.2pp | 7.7pp | (45.5)% | (6.6)pp |

## Platform Solutions Highlights

- 3Q23 net revenues were higher YoY
  - Consumer platforms primarily reflected significantly higher average credit card balances, partially offset by lower net revenues from the GreenSky loan portfolio, which included a mark-down of $123 million related to the transfer of the portfolio to held for sale
  - Transaction banking and other reflected lower average deposit balances
- 3Q23 provision for credit losses of $(73) million reflected a net release related to the GreenSky loan portfolio (including a reserve reduction of $637 million related to the transfer of the portfolio to held for sale), partially offset by net provisions related to the credit card portfolio (primarily driven by net charge-offs)
- 3Q23 operating expenses included a write-down of intangibles of $506 million related to GreenSky
- 3Q23 select data[4]:
  - Total assets of $68 billion
  - Loan balance of $22 billion
  - Net interest income of $690 million
  - Active Consumer platforms customers of 14.7 million

## Platform Solutions Net Revenues ($ in millions)



$578
$501
$77
3Q23
$659
$577
$82
2Q23
$378
$290
$88
3Q22
Consumer platforms
Transaction banking and other

8

# Loans and Net Interest Income

## Loans by Segment[4] ($ in billions)



$178
$178
$177
$109
$110
$107
$47
$49
$57
$22
$19
$13
3Q23
2Q23
3Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

## Loans by Type[4]

| $ in billions | 3Q23 | 2Q23 | 3Q22 |
|---|---|---|---|
| Corporate | $ 37 | $ 38 | $ 40 |
| Commercial real estate | 26 | 28 | 30 |
| Residential real estate | 24 | 24 | 24 |
| Securities-based lending | 15 | 15 | 18 |
| Other collateralized lending | 55 | 54 | 49 |
| Installment | 6 | 5 | 5 |
| Credit cards | 18 | 17 | 14 |
| Other | 2 | 2 | 2 |
| Allowance for loan losses | (5) | (5) | (5) |
| **Total loans** | $ 178 | $ 178 | $ 177 |

## 3Q23 Metrics

**2.9%**
ALLL to Total Gross Loans, at Amortized Cost

**1.7%**
ALLL to Gross Wholesale Loans, at Amortized Cost

**13.3%**
ALLL to Gross Consumer Loans, at Amortized Cost

**~80%**
Gross Loans Secured

## Net Interest Income by Segment ($ in millions)



$1,547
$1,684
$2,043
$171
$202
$631
$686
$821
$948
$690
$661
$464
3Q23
2Q23
3Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

## Loans and Net Interest Income Highlights[4]

- 3Q23 total loans were unchanged QoQ
  - Gross loans by type: $167 billion - amortized cost, $6 billion - fair value, $10 billion - held for sale
  - Average loans of $177 billion
  - Total allowance for loan losses and losses on lending commitments was $5.57 billion ($4.90 billion for funded loans)
    - $3.15 billion for wholesale loans, $2.42 billion for consumer loans
  - Net charge-offs of $433 million for an annualized net charge-off rate of 1.0%
    - 0.4% for wholesale loans, 5.1% for consumer loans
- 3Q23 net interest income decreased 24% YoY, reflecting an increase in funding costs supporting trading activities
  - 3Q23 average interest-earning assets[3] of $1.45 trillion

9

# Commercial Real Estate (CRE)

## 3Q23 Firmwide Loans, Net of ALLL[4]

**$ in billions**



$25
▪ CRE loans ▪ Other loans

| | 3Q23 |
|---|---|
| Warehouse / other indirect | $10 |
| Industrials | $3 |
| Multifamily | $3 |
| Hospitality | $2 |
| Office | $2 |
| Mixed use | $2 |
| Other | $3 |

**14.0%**
CRE Loans to Total Loans, Net of ALLL

**3.4%**
Past Due (30+ days) Ratio on CRE Loans, at Amortized Cost

**1.5%**
3Q23 Annualized Net Charge-Off Ratio on CRE Loans, at Amortized Cost

- 46% of the CRE loan portfolio was investment-grade, based on internally determined public rating agency equivalents
- Office-related loans were primarily secured by Class A office properties
- Additionally, the firm has $3.2 billion of CRE-related unfunded lending commitments, including $0.6 billion of office-related commitments

## 3Q23 AWM On-Balance Sheet Alternative Investments[4]

| *$ in billions* | CRE-related | | Office-related | |
|---|---|---|---|---|
| Loans (included in firmwide loans) | $ | 2.1 | $ | 0.2 |
| Debt securities | $ | 0.6 | $ | 0.1 |
| Equity securities | $ | 3.9 | $ | 0.3 |
| CIE investments[7] | $ | 8.4 / 3.1<br>gross / net of financings | $ | 0.6<br>net of financings |

- Office-related exposures were primarily secured by Class A office properties
- ~43% of the CRE-related on-balance sheet alternative investments consisted of historical principal investments, which the firm intends to exit over the medium term[6]

10

# Expenses

## Financial Results

| $ in millions | 3Q23 | vs. 2Q23 | vs. 3Q22 | 3Q23 YTD | vs. 3Q22 YTD |
|---|---|---|---|---|---|
| Compensation and benefits | $ 4,188 | 16% | 16% | $ 11,897 | 5% |
| Transaction based | 1,452 | 5% | 10% | 4,242 | 9% |
| Market development | 136 | (7)% | (32)% | 454 | (24)% |
| Communications and technology | 468 | (3)% | 2% | 1,416 | 7% |
| Depreciation and amortization | 1,512 | (5)% | 127% | 4,076 | 136% |
| Occupancy | 267 | 6% | 5% | 785 | 3% |
| Professional fees | 377 | (4)% | (19)% | 1,152 | (17)% |
| Other expenses | 654 | (3)% | (11)% | 1,978 | (1)% |
| **Total operating expenses** | **$ 9,054** | 6% | 18% | **$ 26,000** | 13% |
| Provision for taxes | $ 698 | 34% | 2% | $ 1,977 | (2)% |
| *Effective Tax Rate* | | | | *23.3%* | *6.4pp* |

## Expense Highlights

- 3Q23 total operating expenses increased YoY
  - Compensation and benefits expenses were higher, reflecting an increase in 3Q23 in the year-to-date ratio of compensation and benefits to net revenues, net of provision for credit losses, and a reduction in the year-to-date ratio in 3Q22
  - Non-compensation expenses were significantly higher, reflecting:
    - A write-down of intangibles of $506 million related to GreenSky (in depreciation and amortization)
    - Impairments of $358 million related to consolidated real estate investments (in depreciation and amortization)
    - Higher transaction based expenses
- 3Q23 YTD effective income tax rate was 23.3%, up from 22.3% for the first half of 2023, primarily due to write-offs of deferred tax assets related to the transfer of GreenSky to held for sale and changes in the geographic mix of earnings

## Efficiency Ratio[3]



74.4%
62.7%
3Q23 YTD
3Q22 YTD

11

# Capital and Balance Sheet

## Capital[3,4]

| | 3Q23 | 2Q23 | 4Q22 |
|---|---|---|---|
| Standardized CET1 capital ratio | **14.8%** | 14.9% | 15.0% |
| Advanced CET1 capital ratio | **14.8%** | 14.4% | 14.4% |
| Supplementary leverage ratio (SLR) | **5.6%** | 5.6% | 5.8% |

## Capital and Balance Sheet Highlights[3,4]

- Standardized CET1 capital ratio decreased slightly QoQ, primarily reflecting an increase in credit RWAs on increased exposures, partially offset by a decrease in market RWAs on reduced exposures
- Advanced CET1 capital ratio increased QoQ, primarily reflecting a decrease in market RWAs on reduced exposures and a decrease in operational RWAs
- Returned $2.44 billion of capital to common shareholders during the quarter
  - 4.2 million common shares repurchased for a total cost of $1.50 billion[3]
  - $937 million of common stock dividends
- 3Q23 deposits of $403 billion consisted of consumer $151 billion, private bank $91 billion, transaction banking $68 billion, brokered CDs $34 billion, deposit sweep programs $32 billion and other $27 billion
- BVPS increased 1.5% QoQ, driven by net earnings

## Selected Balance Sheet Data[4]

| *$ in billions* | 3Q23 | 2Q23 | 4Q22 |
|---|---|---|---|
| Total assets | **$ 1,577** | $ 1,571 | $ 1,442 |
| Deposits | **$ 403** | $ 399 | $ 387 |
| Unsecured long-term borrowings | **$ 224** | $ 231 | $ 247 |
| Shareholders' equity | **$ 117** | $ 116 | $ 117 |
| Average GCLA[3] | **$ 406** | $ 410 | $ 409 |

## Book Value

| *In millions, except per share amounts* | 3Q23 | 2Q23 | 4Q22 |
|---|---|---|---|
| Basic shares[3] | **338.0** | 342.0 | 350.8 |
| Book value per common share | **$ 313.83** | $ 309.33 | $ 303.55 |
| Tangible book value per common share[1] | **$ 292.37** | $ 286.34 | $ 279.66 |

12

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2022. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business and expense initiatives and the achievability of medium- and long-term targets and goals, (iii) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (iv) the firm’s prospective capital distributions (including dividends and repurchases), (v) the firm’s future effective income tax rate, (vi) the firm’s Investment banking fees backlog and future results, (vii) the firm’s planned 2023 benchmark debt issuances, (viii) the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position, and (ix) the firm’s ability to sell, and the terms of any proposed or pending sale of, the remaining Marcus loans portfolio, Asset & Wealth Management historical principal investments, GreenSky and Personal Financial Management are forward-looking statements. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives and the achievability of medium- and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, potential future changes to regulatory capital rules. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS or other tax authorities. Statements about the firm’s Investment banking fees backlog and future results are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including the escalation or continuation of the war between Russia and Ukraine, continuing volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2023 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. Statements about the proposed or pending sales of the remaining Marcus loans portfolio and Asset & Wealth Management historical principal investments are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these activities may deteriorate as a result of the proposed and pending sales, and statements about the pending sales of GreenSky and Personal Financial Management are subject to the risk that the transactions may not close on the anticipated timelines or at all, including due to a failure to 13 obtain requisite regulatory approvals.

# Footnotes

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

| | AVERAGE FOR THE | | AS OF | | |
|---|---|---|---|---|---|
| *Unaudited, $ in millions* | THREE MONTHS ENDED SEPTEMBER 30, 2023 | NINE MONTHS ENDED SEPTEMBER 30, 2023 | SEPTEMBER 30, 2023 | JUNE 30, 2023 | DECEMBER 31, 2022 |
| Total shareholders' equity | $ 116,298 | $ 116,637 | $ 117,277 | $ 116,493 | $ 117,189 |
| Preferred stock | (10,953) | (10,803) | (11,203) | (10,703) | (10,703) |
| Common shareholders' equity | 105,345 | 105,834 | 106,074 | 105,790 | 106,486 |
| Goodwill | (5,934) | (6,218) | (5,913) | (5,942) | (6,374) |
| Identifiable intangible assets | (1,764) | (1,888) | (1,341) | (1,921) | (2,009) |
| Tangible common shareholders' equity | $ 97,647 | $ 97,728 | $ 98,820 | $ 97,927 | $ 98,103 |

2. Dealogic – January 1, 2023 through September 30, 2023.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2023: (i) Investment banking fees backlog – see "Results of Operations – Global Banking & Markets" (ii) assets under supervision – see "Results of Operations – Asset & Wealth Management – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about the following items, see the referenced sections in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2023: (i) interest-earning assets – see "Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders' Equity" and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 "Regulation and Capital Adequacy."

4. Represents a preliminary estimate for the third quarter of 2023 and may be revised in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2023.

5. Includes selected items that the firm has sold or is selling related to the firm's narrowing of its ambitions in consumer-related activities and related to Asset & Wealth Management, including its transition to a less capital-intensive business. Pre-tax earnings for each selected item include the operating results of the item and, additionally, for GreenSky, a mark-down of $123 million in net revenues and a reserve reduction of $637 million in provision for credit losses (both related to the transfer of the GreenSky point-of-sale loan portfolio to held for sale), and a write-down of intangibles of $506 million. Net earnings reflect the 3Q23 effective income tax rate for the respective segment of each selected item, adjusted for a write-off of deferred tax assets related to GreenSky.

6. Includes consolidated investment entities (CIEs) and other legacy investments the firm intends to exit over the medium term (medium term refers to a 3-5 year time horizon from year-end 2022).

7. Includes CIEs and other investments. CIEs are generally accounted for at historical cost less depreciation. Substantially all of the firm's CIEs are engaged in commercial real estate investment activities. Assets held by CIEs of $9 billion as of September 30, 2023 and $10 billion as of June 30, 2023 were funded with liabilities of approximately $6 billion as of both September 30, 2023 and June 30, 2023. Substantially all such liabilities are nonrecourse, thereby reducing the firm's equity at risk.

8. Includes approximately $1.2 billion of investments that were transferred out of historical principal investments, primarily to Global Banking & Markets.

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